	Maximum	Maximum	Amount of
Title of each class of	amount to be	offering price	aggregate	Registration
securities registered	registered	per security	offering price	fee(1)
4.479% Notes due 2021	$750,000,000	101.160%	$758,700,000	$88,085
5.765% Debentures due 2041	$1,000,000,000	101.168%	$1,011,680,000	$117,456

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165627

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 23, 2010)
$1,750,000,000

ARCHER-DANIELS-MIDLAND COMPANY

     $750,000,000 4.479% Notes due 2021
$1,000,000,000 5.765% Debentures due 2041

This prospectus supplement relates to the remarketing of $1,750,000,000 aggregate principal amount of our 4.70% debentures due 2041 (the “4.70% debentures”), originally issued as components of the 35,000,000 Equity Units we issued in June 2008, on behalf of holders of Corporate Units. The 4.70% debentures are being remarketed into two series of debt securities: $750 million aggregate principal amount of 4.479% notes due 2021 (the “4.479% notes”) and $1 billion aggregate principal amount of 5.765% debentures due 2041 (the “5.765% debentures” and, together with the 4.479% notes, the “debt securities”).

Interest on the 4.70% debentures currently is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, and following April 4, 2011 (the “remarketing settlement date”), interest on the debt securities will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2011. From and after the remarketing settlement date, the interest rate on the 4.70% debentures will be reset to 4.479% per year, in the case of the 4.479% notes, and 5.765% per year, in the case of the 5.765% debentures. The 4.479% notes will mature on March 1, 2021, and the 5.765% debentures will mature on March 1, 2041.

At any time on or after June 1, 2013, we may redeem the debt securities of either series in whole or in part at the applicable redemption price set forth under “Description of the Remarketed Debentures — Optional Redemption.” If we experience a change of control triggering event, we may be required to offer to purchase the debt securities from holders at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest.

The debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured obligations from time to time outstanding. The debt securities will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

We will not receive any proceeds from the remarketing. See “Use of Proceeds” in this prospectus supplement.

Investing in the debt securities involves risks, including those that are described under “Risk Factors” beginning on page S-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the debt securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Debt
	Security	Total

Public offering price of 4.479% notes(1)	100.729%	$755,467,500
Public offering price of 5.765% debentures(2)	100.738%	$1,007,380,000
Proceeds, before remarketing fee and other expenses(3)		$1,770,380,000
Remarketing fee to remarketing agents(4)		$12,125,000

(1)	Plus accrued interest at the rate of 4.70% per year from and including March 1, 2011 to, but not including, the remarketing settlement date, and any accrued interest at the rate of 4.479% per year from the remarketing settlement date.

(2)	Plus accrued interest at the rate of 4.70% per year from and including March 1, 2011 to, but not including, the remarketing settlement date, and any accrued interest at the rate of 5.765% per year from the remarketing settlement date.

(3)	Consists of $758,700,000 with respect to the 4.479% notes and $1,011,680,000 with respect to the 5.765% debentures. We will not receive any proceeds from the remarketing. See “Use of Proceeds” in this prospectus supplement.

(4)	We will pay all fees and expenses of the remarketing agents. The remarketing fee equals 0.450% of the principal amount of the 4.479% notes plus 0.875% of the principal amount of the 5.765% debentures.

The remarketing agents expect to deliver the debt securities to purchasers in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about April 4, 2011.

Joint Lead Remarketing Agents

BofA Merrill Lynch	Citi	J.P. Morgan

Co-Remarketing Agents
Barclays Capital
BNP PARIBAS
Deutsche Bank Securities
HSBC
Morgan Stanley
March 30, 2011.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date after the dates on the front of this prospectus supplement or the accompanying prospectus, as applicable, or for information incorporated by reference, as of the dates of that information.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this remarketing. The second part is the prospectus dated March 23, 2010, which is part of our Registration Statement on Form S-3 (No. 333-165627).

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the debt securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the remarketing agents or any of them, to subscribe to or purchase any of the debt securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Remarketing.”

In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “we,” “us” and “our” refer to Archer-Daniels-Midland Company and its consolidated subsidiaries.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. It may not contain all of the information that is important to you in deciding whether to purchase debt securities. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase debt securities.

Archer-Daniels-Midland Company

Every day, the 29,000 people of Archer-Daniels-Midland Company turn crops into renewable products that meet the demands of a growing world. At more than 240 processing plants, we convert corn, oilseeds, wheat and cocoa into products for food, animal feed, chemical and energy uses. We operate the world’s premier crop origination and transportation network, connecting crops and markets in more than 60 countries.

We were incorporated in Delaware in 1923 as the successor to a business formed in 1902. Our executive offices are located at 4666 Faries Parkway, Box 1470, Decatur, Illinois 62525. Our telephone number is (217) 424-5200. We maintain an Internet website at http://www.adm.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

The Remarketing

Issuer	Archer-Daniels-Midland Company

Securities Remarketed	$750,000,000 aggregate principal amount of 4.479% notes due 2021

$1,000,000,000 aggregate principal amount of 5.765% debentures due 2041

Maturity	The 4.479% notes will mature on March 1, 2021

The 5.765% debentures will mature on March 1, 2041

Interest	The interest rate on the 4.70% debentures will be reset to 4.479% per year, in the case of the 4.479% notes, and 5.765% per year, in the case of the 5.765% debentures (in each case, the “reset rate”), effective from and after the remarketing settlement date. Interest on the 4.70% debentures currently is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, and following the remarketing settlement date, interest on the debt securities will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning September 1, 2011. On September 1, 2011, the first interest payment date of the debt securities, we will pay interest on the debt securities in an amount equal to (a) interest at the rate of 4.70% per year from and including March 1, 2011 to, but not including, the remarketing settlement date and (b) interest at the applicable reset rate from and including the remarketing settlement date to, but not including, such interest payment date.

Optional Redemption	On or after June 1, 2013, we may redeem the debt securities of either series at our option, at any time in whole or from time to time in part at a redemption price equal to the greater of:

• 100% of the principal amount of the debt securities being redeemed; and

• the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in this prospectus supplement), plus 15 basis points, in the case of the 4.479% notes, and 20 basis points, in the case of the 5.765% debentures.

We will also pay the accrued and unpaid interest on the debt securities to the redemption date.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If we experience a change of control triggering event with respect to a series of debt securities, we will be required, unless we have exercised our right to redeem the related debt securities, to offer to purchase the debt securities of such series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest.

Ranking	The debt securities will be our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured obligations from time to time outstanding.

The Remarketing	The 4.70% debentures were issued by us in June 2008 in connection with our issuance and sale to the public of Equity Units. Each Equity Unit initially consisted of both a purchase contract and a 1/20, or 5.0%, undivided beneficial interest in $1,000 principal amount of the 4.70% debentures, together, called a Corporate Unit. In order to secure their obligations under the purchase contracts, holders of the Equity Units pledged their undivided beneficial ownership interests in the 4.70% debentures to us through a collateral agent.

Pursuant to the terms of the Equity Units, the remarketing agents are remarketing the 4.70% debentures on behalf of current holders of Corporate Units under the terms of and subject to the conditions in the remarketing agreement among us, the remarketing agents, and The Bank of New York Mellon, as purchase contract agent and as attorney-in-fact for holders of Equity Units. See “Remarketing” in this prospectus supplement.

The terms of the remarketing agreement require the remarketing agents to use their reasonable efforts to remarket the 4.70% debentures that are included in the Corporate Units at a public offering price that will result in proceeds sufficient to purchase the treasury portfolio at the treasury portfolio purchase price, as described in this prospectus supplement. The public offering price will include accrued and unpaid interest on the 4.70% debentures (prior to the reset of the interest rate) to, but not including, the remarketing settlement date.

Use of Proceeds	The proceeds from the remarketing of the 4.70% debentures are estimated to be $1,770,380,000. We will not receive any proceeds from the remarketing. Instead, the proceeds from the remarketing of the 4.70% debentures will be used to purchase the treasury portfolio described in this prospectus supplement, which treasury portfolio will then be pledged to secure the purchase contract obligations of the holders of the Corporate Units. Any remaining proceeds will be remitted ratably to holders of the Corporate Units as of 11:00 a.m., New York City time, on March 28, 2011. On June 1, 2011, the purchase contract settlement date, a portion of the proceeds from the treasury portfolio will be paid to us in settlement of the obligations of the holders of Corporate Units under the purchase contracts in exchange for the shares of our common stock that are to be issued to such holders pursuant to the purchase contracts. See “Use of Proceeds.”

Further Issues	The 4.479% notes and the 5.765% debentures will each be a separate series under the indenture. We may from time to time, without notice to or the consent of the holders of the debt securities of any series, create and issue additional debt securities having the same terms (except for the issue date and the public offering price) and ranking equally and ratably with the debt securities of any series offered hereby in all respects, as described under “Description of the Remarketed Debentures — General.” Any additional debt securities having such similar terms, together with the debt securities of such series offered hereby, will constitute a single series of securities under the indenture.

Denomination and Form	We will issue each series of the debt securities in the form of one or more fully registered global securities registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive debt securities in definitive form and will not be considered holders of debt securities under the indenture. The debt securities will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the debt securities involves risks. See “Risk Factors” for a description of certain risks you should particularly consider before investing in the debt securities.

Trustee	The Bank of New York Mellon

Governing Law	New York

RISK FACTORS

You should carefully consider the following risk factors, the risk factors described in Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2010 as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

The debt securities are effectively subordinated to the existing and future liabilities of our subsidiaries.

The debt securities are our senior unsecured obligations and will rank equal in right of payment to our other senior unsecured obligations from time to time outstanding. The debt securities are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the debt securities with respect to those assets.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the debt securities or to provide us with funds to meet our payment obligations on the debt securities, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The indenture does not restrict the amount of additional debt that we may incur.

The debt securities and indenture under which the debt securities will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the debt securities, including making it more difficult for us to satisfy our obligations with respect to the debt securities, a loss in the trading value of your debt securities, if any, and a risk that the credit rating of the debt securities is lowered or withdrawn.

Our credit ratings may not reflect all risks of your investments in the debt securities.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the debt securities. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the debt securities. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

If an active trading market does not develop for the debt securities, you may be unable to sell your debt securities or to sell your debt securities at a price that you deem sufficient.

The remarketed debt securities are new issues of securities for which there currently is no established trading market. We do not intend to list the debt securities on a national securities exchange. While the remarketing agents have advised us that they intend to make a market in the debt securities, the remarketing agents will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	that a market for the debt securities will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any debt securities you may own or the price at which you may be able to sell your debt securities.

We may not be able to repurchase the debt securities upon a change of control.

Upon the occurrence of specific kinds of change of control events, unless we have exercised our right to redeem the debt securities, each holder of debt securities will have the right to require us to repurchase all or any part of such holder’s debt securities at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If we experience a change of control triggering event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the debt securities. Our failure to purchase the debt securities as required under the indenture governing the debt securities would result in a default under the debt securities, which could have material adverse consequences for us and the holders of the debt securities. See “Description of the Remarketed Debentures — Change of Control Offer.”

USE OF PROCEEDS

We are remarketing $1,750,000,000 aggregate principal amount of 4.70% debentures to investors on behalf of holders of Corporate Units through the offering of $750,000,000 aggregate principal amount of 4.479% notes and $1,000,000,000 aggregate principal amount of 5.765% debentures. The proceeds from the remarketing are estimated to be $1,770,380,000, including the payment by new investors of accrued and unpaid interest on the 4.70% debentures (prior to the reset of the interest rate) from March 1, 2011 to, but not including, the remarketing settlement date. We will not receive any cash proceeds from the remarketing of the 4.70% debentures. Instead, the proceeds from the remarketing will be used as follows:

•	$1,770,208,888 of these proceeds will be applied to purchase the treasury portfolio at the treasury portfolio purchase price as described below, which will be pledged to the collateral agent to secure the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts on June 1, 2011; and

•	any proceeds from the remarketing of the 4.70% debentures remaining after deducting the purchase price for the treasury portfolio will be remitted ratably to holders of the Corporate Units as of 11:00 a.m., New York City time, on March 28, 2011.

The “treasury portfolio” consists of

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2011 in an aggregate amount equal to the principal amount of the 4.70% debentures included in Corporate Units, and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to May 31, 2011 in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate on the 4.70% debentures) that would have been due on June 1, 2011 on the principal amount of the 4.70% debentures included in the Corporate Units.

As used herein: “treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 4:00 p.m., New York City time, on March 30, 2011 for the purchase of the treasury portfolio for settlement on the remarketing settlement date.

The “quotation agent” means any primary U.S. Government securities dealer selected by us.

On June 1, 2011, the purchase contract settlement date, a portion of the proceeds from the treasury portfolio will be paid to us in settlement of the obligations of the holders of Corporate Units under the purchase contracts in exchange for the shares of our common stock that are to be issued to such holders pursuant to the purchase contracts.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our consolidated ratio of earnings to fixed charges for each of the periods presented.

											Six Months
	Fiscal Year Ended June 30,										Ended
	2006		2007		2008		2009		2010		December 31, 2010

Ratio of Earnings to Fixed Charges	5.23	x	6.54	x	4.54	x	4.84	x	4.78	x	5.61x

The ratio of earnings to fixed charges is calculated as follows:

(earnings)
(fixed charges)

For purposes of calculating the ratios, earnings consist of:

•	pre-tax income from continuing operations before adjustment for noncontrolling interests in income from consolidated subsidiaries or income or loss from equity investees;

•	fixed charges;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	minus capitalized interest;

•	minus preference security dividend requirements of consolidated subsidiaries; and

•	minus the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For purposes of calculating the ratios, fixed charges consist of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest portion of rental expense on operating leases; and

•	preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF THE REMARKETED DEBENTURES

The following description of the particular terms of the debt securities supplements the description of the general terms and provisions of the “debt securities” set forth in the accompanying prospectus, to which reference is made. References to “we,” “us” and “our” in this section are only to Archer-Daniels-Midland Company and not to its subsidiaries.

General

The 4.70% debentures were originally issued under an indenture dated as of September 20, 2006, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 3, 2008, the Second Supplemental Indenture, dated as of November 29, 2010, and the Third Supplemental Indenture, to be dated April 4, 2011. We refer to the indenture, as amended and supplemented, as the indenture.

The 4.70% debentures were issued in connection with our issuance of Equity Units. The Equity Units initially consisted of units, referred to as Corporate Units, each with a stated amount of $50. Each Corporate Unit consists of (1) a purchase contract pursuant to which the holder (a) agrees to purchase from us, for $50, shares of our common stock on June 1, 2011 and (b) receives from us quarterly contract adjustment payments, and (2) a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of 4.70% debentures issued by us (equivalent to $50 principal amount of 4.70% debentures) originally due on June 1, 2041. The 4.70% debentures were initially issued in an aggregate principal amount of $1,750,000,000.

This prospectus supplement relates to the remarketing of the 4.70% debentures on behalf of the holders of Corporate Units.

The 4.479% notes offered hereby will mature on March 1, 2021, and the 5.765% debentures offered hereby will mature on March 1, 2041. The debt securities will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the debt securities of any series offered hereby, issue debt securities having the same terms (except for the issue date and the public offering price) and ranking equally and ratably with the debt securities of any series offered hereby. Any additional debt securities having such similar terms, together with the debt securities of such series offered hereby, will constitute a single series of securities under the indenture.

The debt securities are not subject to a sinking fund provision and are not subject to defeasance. The 4.479% notes, in an aggregate principal amount of $750,000,000, will mature and become due and payable, together with any accrued and unpaid interest thereon, on March 1, 2021, unless earlier redeemed or repurchased by us. The 5.765% debentures, in an aggregate principal amount of $1,000,000,000, will mature and become due and payable, together with any accrued and unpaid interest thereon, on March 1, 2041, unless earlier redeemed or repurchased by us.

Ranking

The debt securities are our senior unsecured obligations and rank equal in right of payment to our other senior unsecured obligations from time to time outstanding. The debt securities are effectively subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of our debt securities will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors. Since the debt securities are unsecured, the debt securities will be effectively subordinated to all of our secured obligations to the extent of the value of the assets securing such obligations.

Interest

The interest rate on the 4.70% debentures will be reset to 4.479% per year, in the case of the 4.479% notes, and 5.765% per year, in the case of the 5.765% debentures, effective from and after the remarketing settlement date. We will make interest payments on the debt securities semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2011, to the holders of record at the close of business on the February 15 or August 15 immediately preceding such interest payment date (whether or not a business day). Interest on the debt securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. On September 1, 2011, the first interest payment date of the debt securities, we will pay interest on the debt securities in an amount equal to (a) interest at the rate of 4.70% per year from and including March 1, 2011 to, but not including, the remarketing settlement date and (b) interest at the applicable reset rate from and including the remarketing settlement date to, but not including, such interest payment date.

The amount of interest payable on the debt securities for any period will be computed (1) for any full semi-annual period, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full semi-annual period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If an interest payment date falls on a date that is not a business day, then interest will be paid on the next day that is a business day and no interest on such payment will accrue for the period from and after such interest payment date.

Redemption at Our Option

On or after June 1, 2013, the debt securities of either or both series will be redeemable, in whole at any time or in part from time to time, at our option at a redemption price equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed on that redemption date; and

•	the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities being redeemed on that redemption date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below), plus 15 basis points, in the case of the 4.479% notes, and 20 basis points, in the case of the 5.765% debentures, plus, in each case, accrued and unpaid interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on debt securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the debt securities and the indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date, (1) if the Quotation Agent obtains four or more Reference Treasury Dealer Quotations, the average of such quotations, after excluding the highest and lowest such quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Quotation Agent” means any Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Redemption Procedures

We will mail, or will cause the trustee to mail notice of every redemption notice by first-class mail, postage prepaid, addressed to the holders of record of the debt securities to be redeemed at their respective last addresses appearing on our books. Such mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing of such notice, to any holder of debt securities designated for redemption will not affect the redemption of any other debt securities.

Any debt securities to be redeemed pursuant to the notice will, on the date fixed for redemption, become due and payable at the redemption price. From and after such date such debt securities will cease to bear interest. Upon surrender of any such debt securities for redemption in accordance with said notice, such debt securities will be paid by us at the redemption price, subject to certain conditions. If any debt securities called for redemption are not so paid upon surrender thereof for redemption, the redemption price will, until paid, bear interest from the redemption date at the rate prescribed therefor in the debt securities.

Change of Control Offer

If a change of control triggering event occurs with respect to any series of debt securities, we will be required, unless we have exercised our right to redeem the debt securities of such series by giving the holders of such debt securities notice thereof as provided above, to make an offer (the “change of control offer”) to each holder of the debt securities of such series to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s debt securities on the terms set forth in the debt securities of such series. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of debt securities repurchased, plus accrued and unpaid interest, if any, on the debt securities repurchased to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the debt securities for which a change of control triggering event has occurred or may occur describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the debt securities of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”). The notice will, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all debt securities or portions of debt securities properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered; and

•	deliver or cause to be delivered to the trustee the debt securities properly accepted together with an officers’ certificate stating the aggregate principal amount of debt securities or portions of debt securities being repurchased and that all conditions precedent provided for in the indenture to the change of control offer and to the repurchase by us of debt securities pursuant to the change of control offer have been complied with.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all debt securities properly tendered and not withdrawn under its offer. In addition, we will not repurchase any debt securities if there has occurred and is continuing on the change of control payment date an event of default under the indenture with respect to such debt securities, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the debt securities as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the debt securities, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the debt securities by virtue of any such conflict.

For purposes of the change of control offer provisions of the debt securities, the following terms will be applicable:

“Change of control” means the occurrence of any of the following:

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than our company or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in the indenture) (other than our company or one of our subsidiaries); or

•	the first day on which a majority of the members of our Board of Directors are not continuing directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2) either (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change of control triggering event” means, with respect to each series of debt securities, the occurrence of both a change of control and a rating event.

“Continuing directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the debt securities were originally issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, and its successors.

“Investment grade rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities of the applicable series or fails to make a rating of such debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating event” means, with respect to each series of debt securities, the rating on such debt securities is lowered by each of the rating agencies and such debt securities are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such debt securities is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event). If any rating agency is not providing a rating of such debt securities on any day during the relevant period for any reason and we have not selected a replacement rating agency pursuant to the terms of such debt securities, the rating of such rating agency shall be deemed to be below an Investment grade rating on such day and such rating agency will be deemed to have lowered its rating of such debt securities during the relevant period.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person

Covenants Contained in the Indenture

The covenants contained in the indenture, including, among others, those that restrict our ability to (1) incur secured funded debt, (2) engage in sale and leaseback transactions and (3) engage in mergers and sell our assets, will apply to the debt securities. See “Description of Debt Securities — Covenants Contained in the Indenture” in the accompanying prospectus.

Defeasance

The defeasance provisions of the indenture do not apply to the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Delivery and Settlement

Global Debt Securities

We will issue each series of debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through either DTC (in the United States), Clearstream Banking, société anonyme, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC;

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.;

•	access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the remarketing agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the remarketing agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the remarketing agents nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the remarketing agents with portions of the principal amounts of the global debt securities; and

•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or a global debt security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Debt Securities

Individual certificates in respect of the debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities of the applicable series to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered; or

•	an event of default under the indenture with respect to such debt securities has occurred and is continuing, and DTC requests the issuance of certificated debt securities of the applicable series; or

•	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global debt security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated debt securities to be issued.

Information Concerning the Trustee

The Bank of New York Mellon is the trustee under the indenture. From time to time, we maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business. The Bank of New York Mellon also serves as trustee for certain of our other senior unsecured debt obligations.

Agreement by Purchasers of Certain Tax Treatment

Each debt security provides that, by acceptance of the debt security, you intend that the debt security constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes. See “Material U.S. Federal Income Tax Consequences.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain of the United States federal income tax consequences of the purchase, ownership and disposition of the debt securities. This summary:

•	is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations issued under the Code, judicial decisions and administrative pronouncements as of the date of this supplement, all of which are subject to different interpretation or to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described in this prospectus supplement;

•	addresses only tax consequences to investors that purchase the debt securities for cash at their public offering price, and hold the debt securities as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes);

•	does not discuss all of the tax consequences that may be relevant to particular investors in light of their particular circumstances (such as the application of the alternative minimum tax);

•	does not discuss all of the tax consequences that may be relevant to investors that are subject to special treatment under the United States federal income tax laws (such as insurance companies, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, dealers in securities or currencies, holders whose functional currency for tax purposes is not the United States dollar, persons holding the debt securities as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, former United States citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code, or traders in securities that have elected to use a mark-to-market method of accounting for their securities holdings);

•	does not discuss the effect of other United States federal tax laws (such as estate and gift tax laws) except to the limited extent specifically indicated below, and does not discuss any state, local or foreign tax laws; and

•	does not discuss the tax consequences to a person holding debt securities through a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes).

We have not sought and will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any matters discussed in this section, and we cannot assure you that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the debt securities, or that any such position would not be sustained.

If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) holds the debt securities, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This supplement does not discuss rules applicable to partnerships. If you are a partnership or a partner in a partnership holding debt securities, you should consult your tax advisor regarding the tax consequences of the purchase, ownership or disposition of the debt securities.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situation and the application of any other United States federal as well as state or local or foreign tax laws and tax treaties, including gift and estate tax laws.

Certain United States Federal Income Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the debt securities by a holder that is a “U.S. Holder.” For purposes of this summary, “U.S. Holder” means a beneficial owner of a debt security or debt securities that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States, who meets the “substantial presence” test under Section 7701(b) of the Code, or who makes an election to be treated as a resident under certain circumstances;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States (or any state thereof or the District of Columbia);

•	an estate whose net income is subject to United States federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) such trust was in existence on August 20, 1996 and has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Under the “substantial presence” test referred to above, an individual may, subject to certain exceptions, be deemed to be a tax resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

Tax Treatment of the Debt Securities

We intend for the debt securities to constitute debt for United States federal, state and local tax purposes. Each debt security provides that, by acceptance of the debt security, you intend that the debt security constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes. The remainder of this discussion assumes that the debt securities constitute debt for such purposes.

Treatment of Interest

Stated interest on the debt securities will be taxable to a U.S. Holder as ordinary income as the interest is paid or accrues in accordance with the U.S. Holder’s method of tax accounting.

Debt Securities Purchased at a Premium

We expect that the public offering price of the debt securities will exceed the principal amount of the debt securities. A holder may elect to treat the excess of its purchase price paid for the debt securities over the principal amount of the debt securities as amortizable bond premium. If the holder makes this election, the holder will reduce the amount required to be included in income each year with respect to interest on the debt security by the amount of amortizable bond premium allocable to that year, based on the debt security’s yield to maturity. If a holder makes an election to amortize bond premium, such election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that such holder holds at the beginning of the first taxable year to which the election applies or that the holder thereafter acquires, and such holder may not revoke the election without the consent of the IRS. Generally, a holder who does not make this election will not be permitted to reduce the interest income on the debt securities by the amount of the amortizable bond premium and will have a capital loss at maturity of the debt securities. The ability to deduct capital losses is subject to significant limitations.

Treatment of Dispositions of Debt Securities

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts received in respect of accrued and unpaid interest, which will generally be taxable to that U.S. Holder as ordinary interest income at that time if not previously included in the U.S. Holder’s income) and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security will be, in general, the cost of the debt security to the U.S. Holder. Gain or loss realized on the sale, exchange or retirement of a debt security generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the debt security has been held for more than one year. Otherwise, such gain or loss generally will be short-term capital gain or loss. Net long-term capital gain recognized by a non-corporate U.S. Holder generally currently is eligible for reduced rates of United States federal income taxation. The deductibility of capital losses is subject to significant limitations.

Additional Medicare Tax on Unearned Income

With respect to taxable years beginning after December 31, 2012, certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax (the “additional Medicare tax”) on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Certain United States Federal Tax Consequences to Non-U.S. Holders

The following is a summary of the United States federal income and estate tax consequences of the purchase, ownership and disposition of the debt securities by a holder that is a “Non-U.S. Holder.” For purposes of this summary, the term “Non-U.S. Holder” means a beneficial owner of a debt security or debt securities, other than a partnership (or an entity or arrangement classified as a partnership for United States federal income tax purposes), who is not a U.S. Holder.

Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including “controlled foreign corporations” and “passive foreign investment companies.” Such Non-U.S. Holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Treatment of Interest

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder will not be subject to United States federal income or withholding tax in respect of interest income on the debt securities if the interest income qualifies for the “portfolio interest exception.” Interest income will qualify for the “portfolio interest exception” under Section 871 or 881 of the Code if each of the following requirements is satisfied:

•	the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States;

•	the Non-U.S. Holder appropriately certifies its status as a non-United States person (in the manner described below);

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is actually or constructively related to us through stock ownership; and

•	the Non-U.S. Holder is not a bank which acquired the debt securities in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

The certification requirement referred to above generally will be satisfied if the Non-U.S. Holder provides us or our paying agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and certifying, among other things, that the Non-U.S. Holder is not a United States person (within the meaning of the Code). If the Non-U.S. Holder holds its debt securities through a financial institution or other agent acting on the holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to that agent, and that agent will then be required to provide appropriate documentation to us or our paying agent (either directly or through other intermediaries). For payments made to foreign partnerships and certain other pass-through entities, the certification requirement will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. We may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder. Prospective Non-U.S. Holders should consult their tax advisors regarding this certification requirement, and alternative methods for satisfying the certification requirement.

If the requirements of the “portfolio interest exception” are not satisfied with respect to a Non-U.S. Holder, payments of interest to that Non-U.S. Holder will be subject to withholding of United States tax at a 30% rate, unless another exemption or a reduced withholding rate applies. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form) claiming the benefit of the applicable tax treaty. Alternatively, an exemption applies to the withholding of United States tax at a 30% rate if the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder provides an appropriate statement to that effect on a properly executed IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to United States federal income tax with respect to all income from the debt securities in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. In addition, such a Non-U.S. Holder that is a corporation may be subject to a branch profits tax with respect to any such United States trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Treatment of Dispositions of Debt Securities

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to United States federal income tax or withholding on gain realized (if any) upon the disposition of a debt security (including a redemption) (other than amounts received in respect of accrued and unpaid interest, which will generally be treated as described under “— Treatment of Interest” above) unless:

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States).

If the first non-recognition exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the sale, exchange, retirement or other disposition of the debt securities) exceed capital losses allocable to United States sources. If the second non-recognition exception applies, the Non-U.S. Holder generally will be subject to United States federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Treatment of Debt Securities for United States Federal Estate Tax Purposes

A debt security held, or beneficially held, by an individual who is neither a citizen nor a resident of the United States at the time of his or her death will not be includable in the individual’s gross estate for United States federal estate tax purposes, provided that (1) the Non-U.S. Holder does not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of our stock entitled to vote and (2) at the time of death, payments with respect to such debt security would not have been effectively connected with the conduct by such holder of a trade or business in the United States. In addition, under the terms of an applicable estate tax treaty, United States federal estate tax may not apply with respect to a debt security.

United States Information Reporting Requirements and Backup Withholding

U.S. Holders

We, or if a U.S. Holder holds debt securities through a broker or other securities intermediary, the intermediary, may be required to file information returns with respect to payments made to the U.S. Holder of interest, and, in some cases, disposition proceeds on the debt securities.

In addition, U.S. Holders may be subject to backup withholding at a current rate of 28% on those payments if they do not provide their taxpayer identification numbers in the manner required, fail to certify that they are not subject to backup withholding, fail to properly report in full their dividend and interest income, or otherwise fail to comply with the applicable requirements of backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s United States federal income tax liability (or refund) provided the required information is timely furnished to the IRS. Prospective U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

Non-U.S. Holders

United States federal income tax rules concerning information reporting and backup withholding applicable to Non-U.S. Holders are as follows:

•	Interest payments received by a Non-U.S. Holder will be automatically exempt from the usual backup withholding rules if such payments are subject to the 30% withholding of tax on interest or if they are exempt from that tax by application of a tax treaty or the “portfolio interest” exception, where the Non-U.S. Holder satisfies the certification requirements described under “— Certain United States Federal Tax Consequences to Non-U.S. Holders — Treatment of Interest” above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that the Non-U.S. Holder should be subject to the usual information reporting or backup withholding rules. In addition, information reporting may still apply to payments of interest (on Form 1042-S) even if certification is provided and the interest is exempt from the 30% withholding of tax; and

•	Sale proceeds received by a Non-U.S. Holder on a sale of debt securities through a broker may be subject to information reporting and/or backup withholding if the Non-U.S. Holder is not eligible for an exemption or does not provide the certification described under “— Certain United States Federal Tax Consequences to Non-U.S. Holders — Treatment of Interest” above. In particular, information reporting and backup withholding may apply if the Non-U.S. Holder uses the United States office of a broker, and information reporting (but generally not backup withholding) may apply if a Non-U.S. Holder uses the foreign office of a broker that has certain connections to the United States.

Prospective Non-U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

THE UNITED STATES FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY, IS NOT TAX ADVICE AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS (AND ANY PROPOSED CHANGES IN APPLICABLE LAW).

REMARKETING

Under the terms and subject to the conditions contained in the remarketing agreement, dated as of January 11, 2011, among us, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Morgan Stanley & Co. Incorporated, as the remarketing agents, and The Bank of New York Mellon (formerly known as The Bank of New York), not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts and, for purposes of Section 2(b) therein only, as Securities Intermediary and Custodial Agent, the remarketing agents have agreed to use their reasonable efforts to remarket the 4.70% debentures that are included in the Corporate Units at a public offering price that will result in proceeds sufficient to purchase the treasury portfolio at the treasury portfolio purchase price, as described above in “Use of Proceeds.”

In connection with the remarketing, the remarketing agents reset the interest rate on the 4.70% debentures to 4.479% per year, in the case of the 4.479% notes, and 5.765% per year, in the case of the 5.765% debentures. The remarketing agents established March 1, 2021 as the new maturity date for the 4.479% notes and March 1, 2041 as the new maturity date for the 5.765% debentures, in each case effective on the remarketing settlement date.

None of the remarketing agents has any obligation to purchase any of the debt securities. The remarketing agreement provides that the remarketing is subject to customary conditions precedent, including the delivery of legal opinions.

We will pay all fees and expenses of the remarketing agents from cash on hand. The remarketing fee equals 0.450% of the principal amount of the 4.479% notes plus 0.875% of the principal amount of the 5.765% debentures. Corporate Unit holders will not otherwise be responsible for the payment of any remarketing fee in connection with the remarketing. We estimate that our total expenses for this offering, excluding remarketing fees, will be $1,350,000.

The debt securities have no established trading markets. We have been advised by the remarketing agents that they intend to make markets in the debt securities, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

In order to facilitate the remarketing of the 4.70% debentures, the remarketing agents may engage in transactions that stabilize, maintain or otherwise affect the prices of the debt securities. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the debt securities. In general, purchases of debt securities for the purpose of stabilization, as well as other purchases by the remarketing agents for their own accounts, could cause the prices of the debt securities to be higher than it might be in the absence of these purchases. We and the remarketing agents make no representation or predication as to the direction or magnitude of any effect that the transactions described above may have on the prices of the debt securities. In addition, we and the remarketing agents make no representation that the remarketing agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The remarketing agents and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the remarketing agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the remarketing agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The remarketing agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the remarketing agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the remarketing agents may be required to make because of any of those liabilities.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each remarketing agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of debt securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investors as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For purposes of this provision, the expression “an offer of debt securities to the public” in relation to any debt securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable you to decide to purchase or subscribe for the debt securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each remarketing agent has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 (financial promotion) of the Financial Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the debt securities in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debt securities in, from, or otherwise involving the United Kingdom.

Hong Kong

The debt securities may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder; or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the debt securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to debt securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The debt securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each remarketing agent has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debt securities may not be circulated or distributed, nor may the debt securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”); (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the debt securities are subscribed or purchased under Section 275 by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debt securities of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the debt securities under Section 275 except: (A) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (B) where no consideration is given for the transfer; or (C) by operation of law.

LEGAL MATTERS

The validity of the debt securities will be passed upon for us by Faegre & Benson LLP, Minneapolis, Minnesota. Certain tax matters in connection with the offering will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois. Certain legal matters relating to the offering will be passed upon for the remarketing agents by Mayer Brown LLP, Chicago, Illinois.

PROSPECTUS

Archer-Daniels-Midland Company

Debt Securities and Warrants to Purchase Debt Securities
Common Stock and Warrants to Purchase Common Stock
Stock Purchase Contracts and Stock Purchase Units

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “ADM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 23, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf’ registration process. Under this shelf process, we may sell debt securities, warrants to purchase debt securities, common stock, warrants to purchase common stock, stock purchase contracts or stock purchase units in one or more offerings. We may sell these securities either separately or in units.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference our Annual Report on Form 10-K for the year ended June 30, 2009 (which incorporates by reference certain portions of our definitive Notice and Proxy Statement for our Annual Meeting of Stockholders held on November 5, 2009); our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2009 and December 31, 2009; our Current Reports on Form 8-K filed on February 11, 2010, February 23, 2010, March 15, 2010, and March 22, 2010; and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus. Notwithstanding the foregoing, unless specifically stated otherwise, none of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Secretary
Archer-Daniels-Midland Company
4666 Faries Parkway, Box 1470
Decatur, Illinois 62525
Phone: (217) 424-5200

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

Every day, the 28,000 people of Archer Daniels Midland Company turn crops into renewable products that meet the demands of a growing world. At more than 230 processing plants, we convert corn, oilseeds, wheat and cocoa into products for food, animal feed, chemical and energy uses. We operate the world’s premier crop origination and transportation network, connecting crops and markets in more than 60 countries.

We were incorporated in Delaware in 1923 as the successor to a business formed in 1902. Our executive offices are located at 4666 Faries Parkway, Box 1470, Decatur, Illinois 62525. Our telephone number is (217) 424-5200. We maintain an Internet web site at www.adm.com.

When we refer to “our company,” “we,” “our” and “us” in this prospectus under the headings “The Company,” “Use of Proceeds” and “Ratios of Earnings to Fixed Charges,” we mean Archer-Daniels-Midland Company, its subsidiaries and their predecessors unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Archer-Daniels-Midland Company unless the context indicates otherwise.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

•	meeting our working capital requirements;

•	funding capital expenditures and possible acquisitions of, or investments in, businesses and assets; and

•	repaying indebtedness originally incurred for general corporate purposes.

Until we use the net proceeds, we will invest them in short-term or long-term marketable securities or use them to repay short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our consolidated ratio of earnings to fixed charges for each of the periods presented.

									Six Months
									Ended
Fiscal Year Ended June 30,									December 31,
2005	2006		2007		2008		2009		2009

4.75x	5.23	x	6.54	x	4.54	x	4.84	x	5.18x

The ratio of earnings to fixed charges is calculated as follows:

(earnings)
(fixed charges)

For purposes of calculating the ratios, earnings consist of:

•	pre-tax income from continuing operations before adjustment for noncontrolling interests in income from consolidated subsidiaries or income or loss from equity investees;

•	fixed charges;

•	amortization of capitalized interest;

•	distributed income of equity investees; and

•	our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	minus capitalized interest;

•	minus preference security dividend requirements of consolidated subsidiaries; and

•	minus the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

For purposes of calculating the ratios, fixed charges consist of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest portion of rental expense on operating leases; and

•	preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The debt securities will be issued under an indenture dated as of September 20, 2006 between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We have summarized certain terms and provisions of the indenture in this section. We have also filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for additional information before you buy any debt securities.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms used in the indenture. For example, in this section we use capitalized words to signify terms that have been specifically defined in the indenture. Some of the definitions are repeated herein, but for the rest you will need to read the indenture. We also include references in parentheses to certain sections of the indenture so that you can more easily locate these provisions. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement.

General

The debt securities will be our unsecured and unsubordinated obligations ranking on parity with all of our other unsecured and unsubordinated indebtedness.

The indenture does not limit the amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series. (Section 301). Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301). These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	any limit on the total principal amount of the debt securities of that series;

•	whether the debt securities will be issuable as registered securities, bearer securities or both;

•	whether any of the debt securities are to be issuable initially in temporary global form;

•	whether any of the debt securities are to be issuable in permanent global form;

•	the person to whom interest on the debt securities is payable, if such person is not the person in whose name the debt securities are registered;

•	the date or dates on which the debt securities will mature and our ability to extend such date or dates;

•	if the debt securities bear interest:

•	the interest rate or rates on the debt securities or the formula by which the interest rate or rates shall be determined;

•	the date or dates from which any interest will accrue;

•	any circumstances under which we may defer interest payments;

•	the record and interest payment dates for debt securities that are registered securities;

•	the extent to which, or the manner in which, any interest payable on a global security will be paid if other than in the manner described below under “Global Securities”; and

•	whether the interest rate or interest rate formula can be reset and, if so, the date or dates on which the interest rate or interest rate formula can be reset;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be presented for registration of transfer or exchange; and

•	notice and demands can be given to us relating to the debt securities and under the indenture;

•	the date, if any, after which and the price or prices (and other applicable terms and provisions) at which we may redeem the offered debt securities pursuant to any optional or mandatory redemption provisions that would permit or require us or the holders of the debt securities to redeem the debt securities prior to their final maturity;

•	any sinking fund or analogous provisions that would obligate us to redeem the debt securities, in whole or in part, before their final maturity;

•	the denominations in which any debt securities which are registered debt securities will be issuable, if other than denominations of $1,000 or multiples of $1,000;

•	the denominations in which any debt securities which are bearer securities will be issuable, if other than denominations of $5,000;

•	the currency or currencies of payment on the debt securities;

•	any index used to determine the amount of payments on the debt securities;

•	the portion of the principal payable upon acceleration of the debt securities following an event of default, if such portion is other than the principal amount of the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the indenture;

•	any additional covenants applicable to the debt securities and whether certain covenants can be waived;

•	whether the provisions described below under the heading “Defeasance” apply to the debt securities; and

•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the indenture. (Section 301).

If the purchase price of any of the debt securities is denominated in a foreign currency or currencies, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies, then the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies will be set forth in the applicable prospectus supplement.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101).

Denominations, Registration and Transfer

We may issue the debt securities as registered securities, bearer securities or both. We may issue debt securities in the form of one or more global securities, as described below under “Global Securities.” Unless we state otherwise in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 and multiples of $1,000. Bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 with coupons attached. A global security will be issued in a denomination equal to the total principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign currency will specify the denominations of the debt securities. (Sections 201, 203, 301 and 302).

You may exchange any debt securities of a series for other debt securities of that series if the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and the same terms as the debt securities that were surrendered for exchange. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities, you may, subject to the terms of the indenture, exchange bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of the series for registered securities of the same series of any authorized denominations and that have the same aggregate principal amount and the same terms as the debt securities that were surrendered for exchange.

Unless we state otherwise in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest attached. Interest will not be payable on the registered security on the relevant date for payment of interest issued in exchange for the bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture.

Unless we state otherwise in the applicable prospectus supplement, bearer securities will not be issued in exchange for registered securities. (Section 305).

Registered securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Section 305). If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where you can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. If debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002).

We shall not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities selected to be redeemed and ending at the close of business on:

•	the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered securities, or

•	the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer securities, or

•	the mailing of the relevant notice of redemption, if debt securities of that series are also issuable as registered securities and there is no publication;

•	register the transfer of or exchange any registered security called for redemption, except for the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305).

Original Issue Discount Securities

Debt securities may be issued as original issue discount securities and sold at a discount below their stated principal amount. If a debt security is an original issue discount security, an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Sections 101 and 502). The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, payment of principal and any premium and interest on registered securities, other than a global security, will be made at the office of the paying agent or paying agents we may designate from time to time. At our option, payment of any interest may be made (i) by check mailed to the address of the payee entitled to payment at the address listed in the security register, or (ii) by wire transfer to an account maintained by the payee as specified in the security register. (Sections 305, 307 and 1002). Unless we state otherwise in the applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for such interest payment. (Section 307).

Unless we state otherwise in the applicable prospectus supplement, payment of principal and any premium and interest on bearer securities will be payable, subject to applicable laws and regulations, at the offices of the paying agent or paying agents outside the United States that we may designate from time to time. At our option, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. (Sections 307 and 1002). Unless we state otherwise in the applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only upon presentation and surrender of the coupon relating to that interest payment date. (Section 1001). No payment on any bearer security will be made:

•	at any of our offices or agencies in the United States;

•	by check mailed to any address in the United States; or

•	by transfer to an account maintained in the United States.

Neither we nor our paying agents will make payment on bearer securities or coupons, or upon any other demand for payment, if you present them to us or our paying agents within the United States. Notwithstanding the foregoing, payment of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of our paying agent in the United States if, and only if, payment of the full amount payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002).

Unless we state otherwise in the applicable prospectus supplement, the principal office of the trustee in New York City will be designated as our sole paying agent for payments on debt securities that are issuable only as registered securities. We will name in the applicable prospectus supplement any paying agent outside the United States, and any other paying agent in the United States, initially designated by us for the debt securities. We may, at any time:

•	designate additional paying agents;

•	rescind the designation of any paying agent; or

•	approve a change in the office through which any paying agent acts.

If debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in each place of payment for that series in the United States for payments on any registered securities of that series;

•	a paying agent in each place of payment located outside the United States where debt securities of that series and any coupons may be presented and surrendered for payment. If the debt securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, then we will maintain a paying agent in London, Luxembourg City or any other required city located outside the United States for debt securities of that series; and

•	a paying agent in each place of payment located outside the United States where, subject to applicable laws and regulations, registered securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us may be served. (Section 1002).

Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will be returned to us. After that time, any holder of a debt security or any coupon may only look to us for payments on the debt security or coupon. (Section 1003).

Global Securities

Global Securities.  The debt securities may be issued initially in book-entry form and represented by one or more global securities in fully registered form without interest coupons which will be deposited with the trustee as custodian for The Depository Trust Company, which we refer to as “DTC,” and registered in the name of Cede & Co. or another nominee designated by DTC. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for certificated securities except in the limited circumstances described below.

All interests in the global securities will be subject to the rules and procedures of DTC.

Certain Book-Entry Procedures for the Global Securities.  The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the “indirect participants,” that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, pursuant to procedures established by DTC:

•	upon deposit of each global security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with an interest in the global security; and

•	ownership of beneficial interests in the global securities will be shown on, and the transfer of ownership of beneficial interests in the global securities will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the securities represented by that global security for all purposes of the securities and the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or holders of the securities represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of securities under the indenture or that global security. We understand that under existing industry practice, in the event that we request any action of holders of securities, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of that global security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC or for maintaining, supervising or reviewing any records of DTC relating to the securities.

Payments with respect to the principal of and interest on a global security will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the debt securities, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global security. Payments by the participants and the indirect participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and its book-entry system from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

Certificated Securities.  We will issue certificated securities to each person that DTC identifies as the beneficial owner of the securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	an event of default has occurred and is continuing; or

•	we determine not to have the securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the securities to be issued in certificated form.

Bearer Debt Securities

If we issue bearer securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Covenants Contained in the Indenture

The following definitions are used in this prospectus to describe certain covenants contained in the indenture.

“Attributable Debt” means:

•	the balance sheet liability amount of capital leases as determined by generally accepted accounting principles, plus

•	the amount of future minimum operating lease payments required to be disclosed by generally accepted accounting principles, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report to Stockholders reflecting that calculation.

The amount of Attributable Debt relating to an operating lease that can be terminated by the lessee with the payment of a penalty will be calculated based on the lesser of:

•	the aggregate amount of lease payments required to be made until the first date the lease can be terminated by the lessee plus the amount of the penalty, or

•	the aggregate amount of lease payments required to be made during the remaining term of the lease. (Section 101).

“Consolidated Net Tangible Assets” means the total amount of our assets, minus applicable reserves and other properly deductible items, minus

•	all current liabilities, excluding Funded Debt included by reason of being renewable or extendible, and

•	all goodwill, trade names, patents, unamortized debt discount and expense, and other similar intangibles to the extent not deducted as reserves and deductible items set forth above,

all as set forth on our most recent consolidated balance sheet. (Section 101).

“Funded Debt” means:

•	Indebtedness that matures more than 12 months after the time of the computation of the amount thereof or that is extendible or renewable to a time more than 12 months after the time of the computation of the amount thereof;

•	all guarantees of any such Indebtedness or of dividends, other than any guarantee in connection with the sale or discount by us or any Restricted Subsidiary of accounts receivable, trade acceptances and other paper arising in the ordinary course of business; and

•	all preferred stock of any Subsidiary, taken at the greater of its voluntary or involuntary liquidation price at the time of any calculation hereunder, but exclusive of accrued dividends, if any.

Funded Debt does not include any amount in respect of obligations under leases, or guarantees thereof, whether or not such obligations or guarantees would be included as liabilities on a consolidated balance sheet. (Section 101).

“Indebtedness” means, except as set forth in the next sentence:

•	all items of indebtedness or liability, except capital and surplus, which under generally accepted accounting principles would be included in total liabilities on the liability side of a balance sheet as of the date that indebtedness is being determined; and

•	guarantees, endorsements (other than for purposes of collection) and other contingent obligations relating to, or to purchase or otherwise acquire, indebtedness of others, unless the amount is included in the preceding bullet point.

Indebtedness does not include any obligations or guarantees of obligations relating to lease rentals, even if the obligations or guarantees of obligations relating to lease rentals would be included as liabilities on the consolidated balance sheet of us and our Restricted Subsidiaries. (Section 101).

“Principal Domestic Manufacturing Property” means any building, structure or other facility, together with the land on which it is erected and fixtures that are part of such building, located in the United States that is used by us or our Subsidiaries primarily for manufacturing, processing or warehousing, the gross book value of which exceeds 1% of our Consolidated Net Tangible Assets, other than any such building,

•	that is financed by obligations issued by a state, territory or possession of the United States, or any of their political subdivisions, the interest on which is excludable from gross income of the holders pursuant to Section 103(a)(1) of the Internal Revenue Code of 1986, or

•	that is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole. (Section 101).

A “Restricted Subsidiary” is any Subsidiary of ours, but does not include a Subsidiary (i) that does not transact any substantial portion of its business in the United States and does not regularly maintain any substantial portion of its fixed assets in the United States, or (ii) that is engaged primarily in financing our operations or the operations of our Subsidiaries, or both. (Section 101).

“Secured Funded Debt” means Funded Debt which is secured by a mortgage, lien or other similar encumbrance upon any of our assets or those of our Restricted Subsidiaries. (Section 101).

A “Subsidiary” is a corporation or other entity in which we, or one or more of our other Subsidiaries, directly or indirectly, own more than 50% of the outstanding voting equity interests. (Section 101).

“Wholly-owned Restricted Subsidiary” means any Restricted Subsidiary in which we and our other Wholly-owned Restricted Subsidiaries own all of the outstanding Funded Debt and capital stock (other than directors’ qualifying shares). (Section 101).

Restrictions on Secured Funded Debt

The indenture limits the amount of Secured Funded Debt that we and our Restricted Subsidiaries may incur or otherwise create, including by guarantee. Neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Funded Debt unless immediately after the incurrence or creation:

•	the sum of:

•	the aggregate principal amount of all of our outstanding Secured Funded Debt and that of our Restricted Subsidiaries (other than certain categories of Secured Funded Debt discussed below), plus

•	the aggregate amount of our Attributable Debt and that of our Restricted Subsidiaries relating to sale and leaseback transactions,

•	does not exceed 15% of our Consolidated Net Tangible Assets.

This limitation does not apply if the outstanding debt securities are secured equally and ratably with or prior to the new Secured Funded Debt. (Section 1007).

The following categories of Secured Funded Debt will not be considered in determining whether we are in compliance with the covenant described in the first paragraph under the heading “Restrictions on Secured Funded Debt”:

•	Secured Funded Debt of a Restricted Subsidiary owing to us or to one of our Wholly-owned Restricted Subsidiaries;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in favor of the U.S. government or any state or any instrumentality thereof to secure certain payments;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness of any company existing at the time that the company becomes one of our Subsidiaries;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance on property, shares of stock or Indebtedness which (1) exists at the time that the property, shares of stock or Indebtedness is acquired by us or one of our Restricted Subsidiaries, including acquisitions by merger or consolidation, (2) secures the payment of any part of the purchase price of or construction cost for the property, shares of stock or Indebtedness or (3) secures any Indebtedness incurred prior to, at the time of, or within 120 days after, the acquisition of the property, shares of stock or Indebtedness or the completion of any construction of the property for the purpose of financing all or a part of the purchase price or construction cost of the property, shares of stock or Indebtedness, provided that, in all cases, we continue to comply with the covenant relating to mergers and consolidations discussed under the heading “Restrictions on Mergers and Sales of Assets” below;

•	Secured Funded Debt resulting from a mortgage, lien or other similar encumbrance in connection with the issuance of revenue bonds on which the interest is exempt from federal income tax under the Internal Revenue Code; and

•	any extension, renewal or refunding of (1) any Secured Funded Debt permitted under the first paragraph under the heading “Restrictions on Secured Funded Debt” or (2) any Secured Funded Debt outstanding as of the date of the indenture. (Section 1007).

Restrictions on Sale and Leaseback Transactions

Under the indenture, neither we nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving a Principal Domestic Manufacturing Property, except a sale by a Restricted Subsidiary to us or another Restricted Subsidiary or a lease not exceeding three years, by the end of which we intend to discontinue use of the property, and except for any transaction with a local or state authority that provides financial or tax benefits, unless:

•	the net proceeds of the sale are at least equal to the fair market value of the property; and

•	within 120 days of the transfer, or two years if we hold the net proceeds of the sale in cash or cash equivalents, we purchase and retire debt securities and/or repay Funded Debt and/or make expenditures for the expansion, construction or acquisition of a Principal Domestic Manufacturing Property at least equal to the net proceeds of the sale.

In addition, the restriction does not apply if the aggregate principal amount of the fair market value of the property transferred in a sale and leaseback transaction and all Secured Funded Debt does not exceed 15% of our Consolidated Net Tangible Assets. (Sections 1007, 1008).

Restrictions on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted so long as:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists;

•	steps have been taken to secure the debt securities equally and ratably with all indebtedness secured by a mortgage, lien or other similar encumbrance if as a result of such transaction, our properties or assets or Restricted Subsidiaries’ properties or assets would become subject to such mortgage, lien or other similar encumbrance not permitted pursuant to the provisions discussed above under the heading “Restrictions on Secured Funded Debt” without equally and ratably securing the debt securities; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied. (Section 801).

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities and coupons. (Section 802).

Notwithstanding the foregoing provisions, we may transfer all of our property and assets to another corporation if, immediately after giving effect to the transfer, such corporation is our Wholly-owned Restricted Subsidiary and we would be permitted to become liable for an additional amount of Secured Funded Debt. (Section 803).

Modification and Waiver

Under the indenture, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of a majority of the total principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting together as a class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or premium or interest on, any debt security or any change in the interest rate or method of calculating the interest rate applicable to any debt security;

•	a change in the premium payable upon redemption of any debt security;

•	a reduction in the amount of principal of an original issue discount debt security due and payable upon acceleration of the maturity of such debt security;

•	a change in place of payment where, or the currency in which, any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities of any series required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture. (Section 902).

Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities of any series of debt securities may waive compliance by us with certain restrictive provisions of the indenture, on behalf of all holders of all series of debt securities to which such restrictive provision applies. (Section 1010).

Under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities may, on behalf of all holders of such series of debt securities, waive any past default under the indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; or

•	a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513).

Events of Default

“Event of Default,” when used in the indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of, or any premium on, any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•	default in respect of any Indebtedness for money borrowed by us or any consolidated Subsidiary, or under any mortgage, indenture or instrument under which such Indebtedness is issued or secured, including a default with respect to debt securities of any other series, which default results in the acceleration of Indebtedness with an aggregate outstanding principal amount in excess of $50,000,000, unless the acceleration is rescinded, or such debt is paid or waived within 10 days after we have received written notice of the default in the manner specified in the indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other Event of Default that may be specified for the debt securities of that series when that series is created. (Section 501).

If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately, except that, if the Event of Default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of the series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an Event of Default occurs and continues.

The indenture requires us to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, no defaults exist under the terms of the indenture. (Section 1009). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default under the indenture with respect to the debt securities of the applicable series. (Section 602).

Other than its duties in the case of an Event of Default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee reasonable indemnification. (Sections 601, 603). If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Sections 512, 603).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing Event of Default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to begin such proceeding;

•	the holder has offered to the trustee reasonable indemnification;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce this payment. (Section 508).

Defeasance

The indenture includes provisions allowing defeasance of the debt securities of any series. In order to defease a series of debt securities, we would deposit with the trustee or another trustee money or U.S. Government Obligations sufficient to make all payments on those debt securities. If we make a defeasance deposit with respect to a series of debt securities, we may elect either:

•	to be discharged from all of our obligations on that series of debt securities, except for our obligations to register transfers and exchanges; to replace temporary or mutilated, destroyed, lost or stolen debt securities; to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	to be released from our restrictions described above relating to mergers and sales of assets, Secured Funded Debt and sale and leaseback transactions.

To establish the trust, we must deliver to the trustee an opinion of our counsel that the holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance had not occurred. (Sections 403 and 1011).

The term “U.S. Government Obligations” means direct obligations of the United States of America backed by the full faith and credit of the United States. (Section 101).

Notices

Unless we state otherwise in the applicable prospectus supplement, we will give notices to holders of bearer securities by publication in a daily newspaper in the English language of general circulation in New York City. As long as the bearer securities are listed on the Luxembourg Stock Exchange and such exchange requires publication of notice in a daily newspaper of general circulation in Luxembourg City, we will give notices to holders of bearer securities in such paper or, if not practical, elsewhere in Western Europe. We expect to publish notices in The Wall

Street Journal, the Financial Times and the Luxemburger Wort. We will give notices by mail to holders of registered securities at the addresses listed in the security register. (Section 106).

Title

Title to any bearer securities and any coupons issued with any bearer securities will pass by delivery. We and the trustee, and any of our or the trustee’s agents, may treat the bearer of any bearer security, the bearer of any coupon and the registered owner of any registered security as the owner of the security or coupon, whether or not the debt security or coupon shall be overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308).

Replacement of Securities and Coupons

We will replace any mutilated security, or a mutilated coupon issued with a security, at the holder’s expense upon surrender of the security to the trustee. We will replace destroyed, lost or stolen securities or coupons at the holder’s expense upon delivery to the trustee of the security and coupons or evidence of the destruction, loss or theft satisfactory to us and the trustee. If any coupon becomes destroyed, stolen or lost, we will replace it by issuing a new security in exchange for the security with which the coupon was issued. In the case of a destroyed, lost or stolen security or coupon, an indemnity satisfactory to the trustee and us may be required at the holder’s expense before we will issue a replacement security. (Section 306).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 114).

Information Concerning the Trustee

The Bank of New York Mellon (formerly known as The Bank of New York) is the trustee under the indenture. From time to time, we maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business. The Bank of New York Mellon also serves as trustee for certain of our other senior unsecured debt obligations.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is subject to and qualified in its entirety by our certificate of incorporation and bylaws, which are incorporated by reference in the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. Under our certificate of incorporation, we are authorized to issue up to 1,000,000,000 shares of common stock without par value and 500,000 shares of preferred stock without par value.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders.

Dividends

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose.

Rights Upon Liquidation

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive or Conversion Rights

The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock in one or more series and to designate certain rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of us without further action by the stockholders.

No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Certificate and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that these provisions give our board the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our stockholders.

•	STOCKHOLDER MEETINGS. Under our bylaws, the board of directors, the chairman of the board, the president or the executive committee of the board may call special meetings of stockholders. Only stockholders owning a majority of our outstanding capital stock may request the secretary to call a special meeting.

•	REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

•	DELAWARE LAW. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

•	CERTAIN REQUIREMENTS FOR STOCKHOLDER ACTION BY WRITTEN CONSENT. Our certificate of incorporation provides that certain procedures, including notifying the board of directors and awaiting a record date, must be followed for stockholders to act by written consent without a meeting.

•	NO CUMULATIVE VOTING. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

•	UNDESIGNATED PREFERRED STOCK. The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Hickory Point Bank & Trust, fsb.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities issued under the indenture or for the purchase of our common stock. We may issue warrants alone or together with any debt securities or common stock offered by any prospectus supplement, and warrants may be attached to or separate from the debt securities or common stock. As stated in the prospectus supplement relating to the particular issue of warrants, we will issue the warrants under one or more warrant agreements that we will enter into with a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrant certificates. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holder of warrant certificates or beneficial owners of warrants.

General

If we offer warrants, the applicable prospectus supplement will identify the warrant agent and describe the terms of the warrants, including the following:

•	the offering price;

•	the currency for which warrants may be purchased;

•	the designation, aggregate principal amount, currency of denomination and payment, and terms of the debt securities or common stock purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock issued with the warrants and the number of warrants issued with the debt securities or common stock;

•	if applicable, the date on and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the principal amount of debt securities or common stock purchasable upon exercise of one warrant, and the price at and the currency in which the principal amount of debt securities or common stock may be purchased upon such exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which the right to exercise shall expire;

•	United States federal income tax considerations;

•	whether the warrants will be issued in registered or bearer form; and

•	any other terms of the warrants.

You may, at the corporate trust offices of the warrant agent or any other office indicated in the applicable prospectus supplement:

•	exchange warrant certificates for new warrant certificates of different denominations;

•	if the warrant certificates are in registered form, present them for registration of transfer; and

•	exercise warrant certificates.

Before exercising warrants, holders of warrants will not have any of the rights of holders of the debt securities or common stock purchasable upon exercise, including the right to receive payments on the debt securities or common stock purchasable upon exercise or to enforce covenants in the indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the principal amount of debt securities or common stock at the exercise price set forth in the applicable prospectus supplement. You may exercise warrants at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date (or such later date to which we may extend the expiration date), unexercised warrants will become void.

You may exercise warrants by delivering payment to the warrant agent as provided in the applicable prospectus supplement of the amount required to purchase the debt securities or common stock, together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or common stock purchased. If fewer than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the stock purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and (3) if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

Stock Purchase Contracts

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock at a future date or dates. The consideration per share of common stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

Stock Purchase Units

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase shares of common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell the shares of common stock under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral U.S. Treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell shares of common stock to us.

PLAN OF DISTRIBUTION

General

We may sell securities to or through underwriters, agents or broker-dealers or directly to purchasers. As set forth in the applicable prospectus supplement, we may offer debt securities or common stock alone or with warrants (which may or may not be detachable from the debt securities or common stock), and we may offer the warrants alone. If we issue any warrants, debt securities or common stock will be issuable upon exercise of the warrants. We also may offer stock purchase contracts alone, or as part of stock purchase units. We may offer the securities in exchange for our outstanding indebtedness.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discounts and commissions, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the offered securities may be listed.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, identity and sale of the securities offered under this prospectus by the selling security holders.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Each underwriter, dealer and agent participating in the distribution of any debt securities that are issuable as bearer securities will agree that it will not offer, sell or deliver, directly or indirectly, bearer securities in the United States or to United States persons (other than a Qualifying Foreign Branch of a United States Financial Institution) in connection with the original issuance of any debt securities.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

EXPERTS

The consolidated financial statements of Archer Daniels Midland Company at June 30, 2009 and 2008, and for each of the three years in the period ended June 30, 2009, and the effectiveness of Archer Daniels Midland Company’s internal control over financial reporting as of June 30, 2009, included in Archer Daniels Midland Company’s Current Report on Form 8-K dated March 19, 2010 (including the schedule included therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$1,750,000,000

ARCHER-DANIELS-MIDLAND COMPANY

$750,000,000 4.479% Notes due 2021
$1,000,000,000 5.765% Debentures due 2041

Prospectus Supplement
March 30, 2011

Joint Lead Remarketing Agents

BofA Merrill Lynch
Citi
J.P. Morgan

Co-Remarketing Agents

Barclays Capital
BNP PARIBAS
Deutsche Bank Securities
HSBC
Morgan Stanley